Exhibit 99.1

Heska Corporation
Jon Aagaard
Director, Investor Relations
970.619.3033
investorrelations@heska.com

Heska Corporation Announces Pricing of $75.0 million of
3.750% Convertible Senior Notes due 2026

LOVELAND, CO, September 12, 2019 – Heska Corporation (Nasdaq: HSKA; “Heska” or the “Company”), a provider of advanced veterinary diagnostic and specialty healthcare products, today announced the pricing of $75.0 million aggregate principal amount of convertible senior notes due 2026 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company has granted J.P. Morgan Securities LLC and Piper Jaffray & Co., the initial purchasers of the Notes, a 13-day option to purchase up to an additional $11.25 million aggregate principal amount of the Notes, solely to cover sales in excess of the principal amount of the Notes set forth above, if any.
The sale of the Notes to the initial purchasers is expected to settle on September 17, 2019, subject to customary closing conditions, and is expected to result in approximately $72.1 million in net proceeds to the Company (or approximately $83.0 million if the initial purchasers exercise their option to purchase additional Notes in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company.
The Company expects to use the net proceeds of the Offering (including from any exercise by the initial purchasers of their option to purchase additional Notes) to repay all outstanding indebtedness of approximately $12.8 million under its existing credit facility, to fully fund a $2.0 million cash collateral account contemplated to secure its obligations under its credit facility as amended in connection with the Offering, to fund its intended expansion efforts, including through acquisitions of complementary businesses or technologies or other strategic transactions, and for working capital and other general corporate purposes. From time to time, the Company evaluates and is currently evaluating potential acquisitions or other strategic transactions. The Company has no current agreements or commitments with respect to any such acquisition or strategic transaction, however, and there can be no assurance that it will be able to enter into any definitive agreements with respect to, or otherwise consummate, any such transaction.
The Notes will be senior unsecured obligations of the Company, and will bear interest at a rate of 3.750% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2020. The Notes will mature on September 15, 2026, unless earlier converted, redeemed or repurchased. The Company may not redeem the Notes prior to September 20, 2023; on or after September 20, 2023, the Company may redeem the Notes, at its option, at a cash redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if the last reported sale price of the

Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption.
Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Notes) at a cash purchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events, or if the Company issues a notice of redemption, the Company will, under certain circumstances, increase the conversion rate for holders who elect to exchange their Notes in connection with such corporate event or during the relevant redemption period.
The Notes will be convertible based on an initial conversion rate of 11.5434 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $86.63 per share, which represents a conversion premium of approximately 35.0% to the last reported sale price of the Company’s common stock on The Nasdaq Capital Market on September 12, 2019). Prior to the close of business on the business day immediately preceding March 15, 2026, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of specified conditions and during certain periods. On or after March 15, 2026 until the close of business on the business day immediately preceding the maturity date, the Notes will be convertible at the option of the holders of the Notes at any time regardless of these conditions. Conversion of the Notes will be settled in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.
The Notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The sale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be sold in the United States except pursuant to an applicable exemption from such registration requirements.
This press release does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of the Company’s common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Heska
Heska Corporation (NASDAQ: HSKA - News) manufactures, develops and sells advanced veterinary diagnostic and specialty healthcare products through two business segments; Core Companion Animal Health ("CCA") represents approximately 85% of revenues, and Other Vaccines and Pharmaceuticals ("OVP") segment represents approximately 15% of revenues as of June 30, 2019. CCA segment includes Point of Care Laboratory testing instruments and consumables, primarily under a unique multi-year Reset Subscription model, digital imaging products, software and services, local and cloud-based data services, allergy testing and immunotherapy, and single use offerings such as in-clinic diagnostic tests and heartworm preventive products. OVP segment includes private label vaccine and pharmaceutical production under third party agreements and channels, primarily for herd animal health.
Forward-Looking Statements
This press release contains forward-looking statements, including, among other things, about whether Heska will be able to consummate the offering of the notes, the anticipated terms of the offering, and Heska’s contemplated use of the net proceeds from the proposed offering. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially, including (i) changes as a result of market conditions or for other reasons, (ii) the risk that the offering of the notes will not be consummated on the anticipated terms, or at all, and (iii) the impact of general economic, industry or political conditions in the United States or internationally.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Heska’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Heska makes with the Securities and Exchange Commission from time to time.